EXHIBIT 1

                            JOINT FILING AGREEMENT

THIS  AGREEMENT  dated  the  18th  day  of  October,  2002.

WHEREAS:

A. Sutton Park International Limited ("Sutton Park") and MFC Merchant Bank S.A. ("Merchant Bank") have interests in certain American Depository Receipts (the "ADRs") representing ordinary shares, nominal value DM 5 of Digitale Telekabel AG (the "Company");

B. Sutton Park and Merchant Bank are wholly-owned subsidiaries of MFC Bancorp Ltd. ("MFC"); and

C. MFC, Sutton Park and Merchant Bank (each a "Filer" and collectively, the "Filers") are responsible for filing a Schedule 13D/A relating to the acquisition and disposition of ADRs of the Company, pursuant to U.S. securities laws.

NOW  THEREFORE  THE  PARTIES  AGREE  AS  FOLLOWS:

1. Each Filer covenants and agrees that it is individually eligible to use the Schedule 13D/A which is to be filed;

2. Each Filer is individually responsible for the timely filing of any amendments to the Schedule 13D/A, and for the completeness and accuracy of the information concerning themselves, but is not responsible for the completeness and accuracy of any of the information contained in the
     Schedule 13D/A as to the other Filers, unless such Filer knows or has reason to believe that the information is inaccurate;

3. This Schedule 13D/A contains the required information with regard to each Filer and indicates that it is filed on behalf of all Filers; and

4. Each Filer agrees that the Schedule 13D/A to which this Joint Filing Agreement is attached as Exhibit 1 is filed on its behalf.

IN  WITNESS  WHEREOF the parties have duly executed this Joint Filing Agreement.

MFC BANCORP  LTD.


By:     /s/  Michael  J.  Smith
        -----------------------------
        Michael  J.  Smith, President


SUTTON  PARK  INTERNATIONAL  LIMITED


By:     /s/  Michael  J.  Smith
        -----------------------------
        Michael  J.  Smith, Director


MFC  MERCHANT  BANK  S.A.


By:     /s/  Claudio Morandi
        -----------------------------
        Claudio  Morandi, President


By:     /s/  Peter Hediger
        -----------------------------
        Peter Hediger, Vice-President